CONTACT:
William J. Clifford	Joseph N. Jaffoni, Richard Land
Chief Financial Officer	Jaffoni & Collins Incorporated
610/373-2400	212/835-8500 or penn@jcir.com

PENN NATIONAL GAMING AGREES TO BE ACQUIRED BY CERTAIN FUNDS
MANAGED BY AFFILIATES OF FORTRESS INVESTMENT GROUP LLC
AND CENTERBRIDGE PARTNERS LP FOR $67.00 PER SHARE IN CASH
TRANSACTION VALUED AT APPROXIMATELY $8.9 BILLION

Wyomissing, Penn., (June 15, 2007) -- Penn National Gaming, Inc. (Nasdaq: PENN) today announced it has entered into a definitive agreement to be acquired by certain funds managed by affiliates of Fortress Investment Group LLC (NYSE: FIG) and Centerbridge Partners LP in an all-cash transaction valued at approximately $8.9 billion, including the planned repayment of approximately $2.8 billion of Penn National’s outstanding debt.

Under the terms of the agreement, Penn National shareholders will receive $67.00 in cash for each outstanding Penn National share. The purchase consideration represents a premium of approximately 31% over Penn National’s closing share price on June 14, 2007. Penn National Gaming has approximately 85.5 million shares outstanding.

The Board of Directors of Penn National Gaming has determined that the merger is fair to and in the best interests of Penn National and its shareholders, and recommends that Penn National Gaming shareholders adopt and approve the merger agreement.

Peter M. Carlino, Chief Executive Officer of Penn National commented, “Since the Company’s 1994 initial public offering, Penn National Gaming has transformed itself from the owner of a single racetrack into one of the premier gaming companies in America. Throughout our rapid rise as a publicly traded company, we focused on achieving growth through disciplined financial and risk management. Our Board of Directors’ action approving this transaction underscores our thirteen year commitment to consistently generate value for our shareholders. Fortress and Centerbridge are both leading private equity firms with proven track records and strong reputations. This is a very attractive valuation for our shareholders, at a time when the financial markets are recognizing the strong investment rationale for gaming companies.

“This transaction will bring Penn National Gaming new owners who share our vision and support our long-term strategy of growth through continued capital investments in our existing properties through a de-centralized local management structure, employee training and advancement, internally initiated expansion and development opportunities and acquisitions. I know the Penn National Gaming corporate and regional management teams and our 15,000 talented employees are looking forward to working with Fortress and Centerbridge to ensure the ongoing competitiveness of our facilities and the substantial growth opportunities made possible by our business model and strategy.”

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Penn National Gaming, 6/15/07

Penn National Gaming’s Chairman and Chief Executive Officer, Peter M. Carlino; Sr. Vice President and Chief Financial Officer, William J. Clifford; and, Executive Vice President, Operations, Leonard M. DeAngelo; as well as other members of its corporate management team, its property level management and personnel are expected to remain with the company.

The merger agreement permits Penn National Gaming, with the assistance of its advisors, to solicit superior proposals from other parties for the 45 day period following the date the merger agreement was executed. There can be no assurances that the solicitation of proposals will result in an alternative transaction.

The transaction is expected to be completed in approximately twelve to sixteen months, and is subject to shareholder approval, FTC approval and approvals from state gaming and racing authorities, as well as satisfaction of certain customary conditions.

The merger agreement does not contain a financing condition. In addition, if the merger is not consummated by June 15, 2008, the per share purchase price will be increased by $0.0149 per day.

Wachtell, Lipton, Rosen & Katz is serving as legal advisor and Lazard advised Penn National Gaming and rendered a fairness opinion to the Board of Directors in connection with the proposed transaction. Willkie Farr & Gallagher LLP is serving as legal advisor and Deutsche Bank and Wachovia are serving as advisors and financial sources to Fortress and Centerbridge in connection with the proposed transaction.

About Penn National Gaming
Penn National Gaming owns and operates casino and horse racing facilities with a focus on slot machine entertainment. The Company presently operates eighteen facilities in fourteen jurisdictions including Colorado, Illinois, Indiana, Iowa, Louisiana, Maine, Mississippi, Missouri, New Jersey, New Mexico, Ohio, Pennsylvania, West Virginia, and Ontario. In aggregate, Penn National's operated facilities feature nearly 23,000 slot machines, over 400 table games, approximately 1,731 hotel rooms and approximately 808,000 square feet of gaming floor space. In the latest twelve month period ended March 31, 2007, Penn National generated net revenues of approximately $2.3 billion.

About Fortress Investment Group LLC
Fortress Investment Group LLC is a leading global alternative asset manager with approximately $36 billion in assets under management as of March 31, 2007. Fortress manages private equity funds, hedge funds and publicly traded alternative investment vehicles. Fortress was founded in 1998, is headquartered in New York and has affiliates with offices in Dallas, San Diego, Toronto, London, Rome, Frankfurt and Sydney.

About Centerbridge Partners LP
Centerbridge is a $3.2 billion multi-strategy private investment fund. The firm is dedicated to partnering with world class management teams in a range of industry verticals. Centerbridge’s

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Penn National Gaming, 6/15/07

investment style provides the flexibility to employ various structures to help companies achieve their operating and financial objectives. The limited partners of Centerbridge include many of the world’s most prominent financial institutions, university endowments, pension funds, and charitable trusts.

About the Transaction
In connection with the proposed merger, Penn National Gaming will be filing documents including a proxy statement with the Securities and Exchange Commission (the “SEC”). INVESTORS AND SECURITY HOLDERS ARE STRONGLY ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by Penn National Gaming, Inc. at the SEC’s Web site at http://www.sec.gov. The proxy statement and such other documents may also be obtained for free by directing such request to Penn National Gaming, Inc. Investor Relations, 825 Berkshire Boulevard, Wyomissing, PA 19610 or on the company's website at www.pngaming.com. Penn National Gaming and its directors, executive officers and certain other members of its management and employees may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the proposed merger. Information regarding the interests Penn National Gaming’s participants in the solicitation will be included in the proxy statement relating to the proposed merger when it becomes available.

Forward-looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may vary materially from expectations. Penn describes certain of these risks and uncertainties in its filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2006. Meaningful factors which could cause actual results to differ from expectations described in this press release include, but are not limited to, the occurrence of any event, change or other circumstances that could give rise to the termination of the agreement with Fortress and Centerbridge; the outcome of any legal proceedings that may be instituted against the Company related to the proposed agreement; the inability to complete the transaction due to the failure to obtain shareholder approval for the merger or the failure to satisfy other conditions to completion of the merger, including the receipt of all regulatory approvals related to the merger; risks that the proposal transaction disrupts current plans and operations and the potential difficulties in key employee retention as a result of the transaction; the effects of local and national economic, credit and capital market conditions on the economy in general, and on the gaming and lodging industries in particular; construction factors, including delays, increased costs for labor and materials, Fortress and Centerbridge’s access to available and reasonable financing on a timely basis; changes in laws, including increased tax rates, regulations or accounting standards, third-party relations and approvals, and decisions of courts, regulators and governmental bodies; litigation outcomes and judicial actions, including gaming legislative action, referenda and taxation. Furthermore, the Company does not intend to update publicly any forward-looking statements except as required by law. The cautionary advice in this paragraph is permitted by the Private Securities Litigation Reform Act of 1995.

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